Exhibit 23.2


We consent to the incorporation of our audit report dated April 11, 2005 with respect to the consolidated financial statements of Consolidated Energy, Inc. included in Form SB-2 dated May 13, 2005.


/s/ Killman, Murrell & Company, P.C.
------------------------------------
Killman, Murrell & Company, P.C.
Houston Texas

May 13, 2005